UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2016, Tangoe, Inc. (the “Company”), received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that since it had not filed its Form 10-Q for the quarterly period ended June 30, 2016, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1). This rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).  The Company had previously received similar notifications from Nasdaq with respect to its failure to file its Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the quarterly period ended March 31, 2016, and Nasdaq had granted the Company an exception until September 12, 2016 to regain compliance with Listing Rule 5250(c)(1).

As disclosed in the Company’s Form 12b-25 filed with the SEC on August 10, 2016, the Company now expects that the ongoing restatement of its financial statements for the years 2013 and 2014 and the first three quarters of 2015 will not be complete prior to September 12, 2016.  As a result, the Company expects that it will not be able to regain compliance with Listing Rule 5250(c)(1) by that date, and the Company has announced that it intends to seek a further extension from NASDAQ.  The Nasdaq notification letter that the Company received on August 15, 2016 specified that the Company has until August 30, 2016 to submit an update to its original plan to regain compliance with this listing requirement.  The Company’s common stock will continue to trade on the Nasdaq Global Select Market pending Nasdaq’s review of the Company’s updated plan to regain compliance.

On August 19, 2016, the Company issued a press release announcing its receipt of the Nasdaq notification letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2016, the Board of Directors of the Company (the “Board”) approved the Company’s entry into an amendment to the employment agreement, dated as of April 20, 2016, between the Company and Jay Zager, the Company’s interim Chief Financial Officer, providing, among other things, that:

•                  Mr. Zager will no longer be considered a temporary employee of the Company;

•                  Mr. Zager’s expected employment term will continue until March 31, 2017; and

•                  Mr. Zager will be entitled to receive a bonus of $400,000 (payable in cash or, upon the mutual agreement of the parties, in Company common stock) upon the earliest of (i) completion of the ongoing restatement of the Company’s financials, (ii) March 31, 2017 and (iii) Mr. Zager’s termination without cause; provided that if a change in control of the Company occurs prior to the bonus becoming payable, Mr. Zager will no longer be eligible to receive the bonus; and provided further that if the bonus is paid and a change in control of the Company subsequently occurs, any acceleration of vesting of Company equity incentive awards held by Mr. Zager triggered by such change in control will be reduced by a number of shares equal to $400,000 divided by the per share consideration payable with respect to the common stock in the transaction resulting in the change in control (the “Bonus Reduction”).

In addition, the amendment will provide that, subject to (i) the Company’s ability to register the grant of such award on a Form S-8 and (ii) the approval of such award by the Board, Mr. Zager will be entitled to receive an award of restricted stock units for 100,000 shares of common stock under the Company’s 2011 Stock Incentive Plan, subject to vesting as follows (the “CFO Restricted Stock Units”):

•                  75% of the shares vesting in 36 equal monthly installments, beginning on August 15, 2016 and ending on August 15, 2019, subject to full acceleration upon the occurrence of (i) a change in control of the Company, (ii) Mr. Zager’s termination without cause within 90 days prior to a change in control of the Company or (iii) Mr. Zager’s death; and

•                  25% of the shares vesting upon a change in control of the Company resulting in consideration payable to holders of common stock of the Company exceeding specified thresholds, with half of such shares vesting in the case of consideration within certain thresholds, and all of such shares vesting in the case of consideration in excess of a certain threshold.

On August 15, 2016, the Board also approved the Company’s entry into an agreement with Mr. Zager granting to him the economic equivalent of the CFO Restricted Stock Units, except that under this agreement Mr. Zager will only be entitled to receive payment upon (1) the occurrence of a change in control of the Company on or before March 15, 2017 (which date is intended to address concerns that might exist under Section 409A of the Internal Revenue Code in the absence of an expiration date for this arrangement) where he remains employed by the Company immediately prior to the change in control, (2) his termination without cause within 90 days prior to a change in control that occurs on or before March 15, 2017, or (3) his death on or before March 15, 2017, in which case payment would be made on the date of the general U.S. payroll of the Company that immediately precedes March 15, 2017.  Mr. Zager’s rights to receive payment under this agreement would also be subject to the Bonus Reduction.  Mr. Zager’s rights to receive such payments will terminate upon the grant by the Company of the CFO Restricted Stock Units.  Upon the occurrence of an event resulting in payment under the agreement, payment will be made as if the CFO Restricted Stock Units had been granted and subsequently vested in accordance with their terms.

On August 15, 2016, the Board approved entry into an agreement with J.D. Foy, the Company’s Chief Executive Officer, granting to him the economic equivalent of restricted stock units for 400,000 shares of common stock subject to the same vesting schedule as the CFO Restricted Stock Units, with payment limited to the same circumstances and subject to the same terms and conditions as the agreement approved by the Board granting to Mr. Zager the economic equivalent of the CFO Restricted Stock Units, other than the Bonus Reduction.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on August 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: August 19, 2016	By:	/s/ Jay Zager
Jay Zager
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on August 19, 2016